UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2014 (September 15, 2014)

FORESIGHT ENERGY LP
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO	63102
(Address of Principal Executive Offices)	(Zip Code)

(314) 932-6160
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors.

On September 15, 2014, the board of managers of Foresight Reserves, LP, the holder of all of the outstanding voting interests of Foresight Energy GP LLC (the “General Partner”), the general partner of Foresight Energy LP (the “Partnership”), elected Mr. Daniel S. Hermann to serve on the Board of the General Partner, effective September 15, 2014. The board of directors of the General Partner (the “Board”) appointed Mr. Hermann to serve as chairman of the Board’s audit committee.

There are no understandings or arrangements between Mr. Hermann and any other person pursuant to which Mr. Hermann was selected to serve as a director of the General Partner. There are no relationships between Mr. Hermann and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Hermann will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors, including awards under the Partnership’s Long-Term Incentive Plan. On September 15, 2014, Mr. Hermann was granted 4,169 common units representing limited partner interests under the Partnership’s Long-Term Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Current Report on Form 8-K:

99.1	Press release, dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2014

FORESIGHT ENERGY LP By Foresight Energy GP LLC, its general partner By: /s/ Michael J. Beyer Name: Michael J. Beyer Title: President & Chief Executive Officer